SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

                               April 3, 2007

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                              Date of Report

                    (Date of earliest event reported)

                      WIZZARD SOFTWARE CORPORATION

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           (Exact name of registrant as specified in its charter)

   Colorado                     000-33381                    87-0609860

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(State or other           (Commission File Number)        (IRS Employer  jurisdiction of                                          Identification

incorporation)                                                  Number)

                       5001 Baum Boulevard, Suite 770

                       Pittsburgh, Pennsylvania 15213

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                   (Address of Principal Executive Offices)

                               (412) 621-0902

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                       (Registrant's Telephone Number)

                                    N/A

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        (Former Name or Former Address if changed Since Last Report)

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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

        Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     Item 2.01.  Completion of Acquisition or Disposition of Assets.

     On April 3, 2007, Wizzard Software Corporation, a Colorado corporation ("Wizzard," the "Company," "we," "our," "us" and words of similar import) and its wholly-owned subsidiary Interim Healthcare of Wyoming, Inc., a Wyoming corporation (“Interim”) closed an Asset Purchase Agreement (the "Purchase Agreement") with Professional Personnel Incorporated, a Montana corporation (“Professional Personnel”) and Professional Personnel’s principal, Greg Roadifer (the "Closing").

     At the Closing:

     *  Interim acquired (i) Professional Personnel accounts receivable having a face value of $75,000, plus all accounts receivable relating to hours of service for which the Company assumed the payroll responsibilities; (ii) all of Professional Personnel’s right, title and interest in the business name “Professional Nursing Personnel Pool” in the State of Montana;(iii) miscellaneous office equipment; and (iv) certain liabilities relating to Professional Personnel’s monthly operating expenses;

     *  Wizzard paid to Professional Personnel cash in the amount of $150,000, plus the sum of $126,096.04 to pay in full the outstanding balance on Professional Personnel’s loan from First Interstate Bank; and

     *  Wizzard issued to Mr. Roadifer 227,273 "unregistered" and "restricted" shares of its common stock (the "Closing Shares").

     Under the terms of the Purchase Agreement, because the closing bid price of Wizzard’s common stock on April 2, 2007, was below $2.75 per share, Wizzard issued an additional 17,826 “unregistered” and “restricted” shares of common stock to Mr. Roadifer on April 9, 2007 (the “Additional Shares”).

     In addition, Wizzard agreed to issue to Mr. Roadifer 6,537 “unregistered” and “restricted” shares of its common stock for every $100,000 in gross sales revenues generated by Interim’s operations relating to the acquired assets, to the extent that such revenues exceed $1,400,000, up to a maximum of $2,000,000, during the calendar year ended December 31, 2007 (the “Milestone Shares”).

     Wizzard further agreed to employee Professional Personnel’s current office team of six employees for a minimum of 90 days and to make available an additional $50,000 worth of stock to be issued to such employees on terms similar to the issuance of the Milestone Shares.

     All of the Closing Shares, Additional Shares and Milestone Shares are subject to the terms of a Leak-Out Agreement that allows Mr. Roadifer to sell no more than 7,000 such shares of common stock every other business day, up to a maximum of 84,000 such shares per month for as long as he owns any such shares.

     Item 3.02.  Unregistered Sales of Equity Securities.

     At the Closing of the Purchase Agreement, Wizzard issued 227,273 "unregistered" and "restricted" shares of its common stock to Mr. Roadifer under the terms thereof.  On April 9, 2007, we issued an additional 17,826 “unregistered” and “restricted” shares to Mr. Roadifer as Milestone Shares under the Purchase Agreement.  We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission and from various similar state exemptions.  In connection with the sale of these securities, the Company relied on the fact that there were fewer than 35 “non-accredited” recipients of these shares.  In addition, neither the Company nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.

       Item 7.01.  Regulation FD Disclosure.

     On April 11, 2007, Wizzard issued a press release which is attached hereto as Exhibit 99.1.  See Item 9.01 of this Current Report.

     The information in this Item 7.01 is being "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of Wizzard, except as shall be expressly set forth by specific reference in such document.

  Exhibits:

     Exhibit Index

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     99.1  Press Release dated April 11, 2007.

                           SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WIZZARD SOFTWARE CORPORATION

     Date:  4/16/07           By  /s/ Christopher J. Spencer

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                                  Christopher J. Spencer

                                  CEO and President